Exhibit 21.1

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                           AMERIHOST PROPERTIES, INC.
                             LISTING OF SUBSIDIARIES
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                                                             State of
                                                           Incorporation           Ownership
              Entity                                      or Organization          Percentage
----------------------------------                      -------------------      --------------
Amerihost Development, Inc.                                  Illinois                100.00%
Amerihost Lodging Group, Inc.                                Delaware                100.00%
Amerihost Management, Inc.                                   Illinois                100.00%
Amerihost Staffing, Inc.                                     Illinois                100.00%
AP Equities of Arkansas, Inc.                                Arkansas                100.00%
AP Equities of Florida, Inc.                                  Florida                100.00%
AP Hotels of Georgia, Inc.                                    Georgia                100.00%
AP Hotels of Illinois, Inc.                                  Illinois                100.00%
AP Hotels of Michigan, Inc.                                  Delaware                100.00%
AP Hotels of Mississippi, Inc.                              Mississippi              100.00%
AP Hotels of Ohio, Inc.                                      Delaware                100.00%
AP Hotels of Pennsylvania, Inc.                            Pennsylvania              100.00%
AP Hotels of Texas, Inc.                                     Delaware                100.00%
AP Lodging of Ohio, Inc.                                       Ohio                  100.00%
AP Properties of Ohio, Inc.                                    Ohio                  100.00%
API of Indiana, Inc.                                          Indiana                100.00%
Niles, Illinois Hotel Corporation                            Illinois                100.00%
Shorewood Hotel Investments, Inc.                            Illinois                100.00%
Shorewood Investors, Inc.                                    Illinois                100.00%
AmeriHost Inns of Illinois, Inc.                             Illinois                100.00%
AmeriHost Inns of Ohio, Inc.                                   Ohio                  100.00%
AP Hotels of Wisconsin, Inc.                                 Wisconsin               100.00%
AP Hotels of Iowa, Inc.                                        Iowa                  100.00%
API/Marysville, Inc.                                           Ohio                  100.00%
API/Plainfield, Inc.                                          Indiana                100.00%
AP Hotels of California, Inc.                               California               100.00%
AP Hotels of Missouri, Inc.                                  Missouri                100.00%
AP Properties of Mississippi, Inc.                          Mississippi              100.00%
AP Hotels of Oklahoma, Inc.                                  Oklahoma                100.00%
AP Hotels/Altoona, PA, Inc.                                Pennsylvania              100.00%
API/Athens, OH, Inc.                                           Ohio                  100.00%
API/Hammond, IN, Inc.                                         Indiana                100.00%
API/Lancaster, OH, Inc.                                        Ohio                  100.00%
API/Logan, OH, Inc.                                            Ohio                  100.00%
API/Metropolis, IL, Inc.                                     Illinois                100.00%
AP Hotels/Parkersburg, WV, Inc.                            West Virginia             100.00%
API/Washington C.H., OH, Inc.                                  Ohio                  100.00%
AmeriHost Inns of America, Inc.                              Delaware                100.00%
AmeriHost Inns, Inc.                                         Delaware                100.00%
API/Columbia City, IN, Inc.                                   Indiana                100.00%
Sullivan Motel Associates Limited Partnership.                Indiana                56.00%
Metropolis, IL 1292 Limited Partnership                      Illinois                54.90%
Dayton, Ohio 1291 Limited Partnership                          Ohio                  61.50%
Altoona, PA 792 Limited Partnership                        Pennsylvania              62.78%
New Philadelphia, Ohio 1092 Limited Partnership                Ohio                  50.35%

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